EXHIBIT 99.1


               INTERLINK ELECTRONICS ANNOUNCES NEW TIMING FOR ITS
                                 ANNUAL MEETING


Camarillo, California, May 31, 2006 - Interlink Electronics, Inc. (OTC:LINK.PK) a global leader in the design, development and manufacture of human interface products and technologies, today announced that it will postpone its Annual Meeting until after it has filed its Annual Report on Form 10-K for the year ended December 31, 2005, so that the Annual Report can be provided to stockholders with the proxy mailing. As previously announced, Interlink's management anticipates filing its 2005 Annual Report during the third quarter of 2006.

ABOUT INTERLINK ELECTRONICS, INC.

         Interlink Electronics, Inc., [OTC:LINK.PK], is a global leader in the design, development and manufacture of human interface products and technologies. Setting tomorrow's standards for electronic signature and e-notarization products, advanced remote controls and consumer electronics interface solutions, Interlink has established itself as one of the world's leading innovators of intuitive interface design. With more than 80 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Taiwan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

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ALL REGISTRATIONS AND TRADEMARKS ARE PROPERTIES OF THEIR RESPECTIVE OWNERS.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: business conditions and growth in the electronics industry and general economies, both domestic and international; lower than expected customer orders; delays in receipt of orders or cancellation of orders; competitive factors, including increased competition, new product offerings by competitors and price pressures; the availability of third party parts and supplies at reasonable prices; changes in product mix; significant quarterly performance fluctuations due to the receipt of a significant portion of customer orders and product shipments in the last month of each quarter; problems or delays in reporting our results of operations to the public; and product shipment interruptions due to manufacturing problems. The forward-looking statements contained in this document regarding the filing of the Annual Report should be considered in light of these factors.

CONTACTS
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MICHELLE LOCKARD
Investor Relations
805-484-8855 ext. 114
Interlink Electronics, Inc.
546 Flynn Road
Camarillo, CA 93012
www.interlinkelectronics.com